Exhibit 10.20

This is an English translation

Contract Number: 061010196

Maximum Amount Guarantee Contract

(Applicable For Contracts Without Limited Amount)

Bank of Communications Co., Ltd.

Maximum Amount Guarantee Contract

Important Notice

The Guarantor is required to read the full texts of this Contract carefully and thoroughly, particularly the articles marked with▲▲herein. If there is any doubt, please refer it to the Creditor for clarification.

Guarantor:	Legend Holdings Limited
Legal Representative (Officer in Charge):	Liu Chuanzhi
Type of Certificate:	Certificate Number:
Legal (Household Registry) Address:	No.2 Ke Xue Yuan Nan Lu, Haidian District
Mailing Address: Same as above	Zip Code: 100190
Contact Number:	010-62509888

Creditor:	Bank of Communications Co., Ltd. Beijing Dongdan Branch
Principal in Charge:	Shi Jie
Mailing Address:	No.8 Jinbao Street, Dongcheng District, Beijing

Whereas the Creditor has provided or will provide a series of credit facilities to Beijing China Auto Rental Co., Ltd. (the “Debtor”). In order to guarantee the realization of the Creditor’s rights, the Guarantor agrees to provide the maximum amount guarantee for the Creditor in connection with the creditor’s rights against the Debtor as a result of such credit facilities.

To clarify the rights and obligations of both parties, the Guarantor and the Creditor hereby enter into this Contract through consultation.

Article 1.                                            PRINCIPAL CREDITOR’S RIGHTS

1.1                                 The Guarantor shall provide maximum amount guarantee for all the Principal Contracts entered into by and between the Creditor and the Debtor during the period from 22 November 2010 to 22 November 2011.

The aforementioned Principal Contracts shall refer to the credit facilities agreements entered into by and between the Creditor and the Debtor in connection with money borrowing. The currency, principal amounts and interest rates in relation to the creditor’s rights, and the debt performance term of the Debtor shall be subject to the provisions of the Principal Contracts.

1.2                                 The maximum debt amount guaranteed by the Guarantor shall be (Currency and Amount in Capital) RMB THREE HUNDRED MILLION.

1.3                                 The principal creditor’s rights guaranteed under this Contract shall be established on the date when the last installment of principal creditor’s rights under all the Principal Contracts is effected (i.e. the establishment date of principal creditor’s rights).

The guarantee under this Contract shall cover the principal creditor’s rights that become effective before the establishment date of principal creditor’s rights (inclusive) and the interests being accrued until the Guarantor assumes its liabilities (including compound interests, overdue or embezzlement penalty interests), as well as the costs for realization of creditor’s rights as prescribed in Article 2.2 hereof and other related costs.

The taking effect of principal creditor’s rights shall refer to the release of loans or financing funds or the issuing of bank’s acceptance bills, letters of credits, letters of guarantee or standby letters of credits by the Creditor.

Article 2.                                            LIABILITIES FOR GUARANTEE

2.1                                 The guarantee provided hereunder shall be joint and several.

2.2                                 The scope of the guarantee shall cover the principals and interests, compound interests, penalty interests, liquidated damages, compensations and costs for realization of creditor’s rights, including but not limited to the fees for chasing for overdue debts, litigation (or arbitration) fees, preservation fees, announcement fees, enforcement fees, legal fees, travel expenses and other related fees, under each Principal Contract.

2.3                                 The term of guarantee shall be calculated according to the debt performance term respectively prescribed under each Principal Contract (in case of the issuing of bank’s acceptance bills, letters of credits, letters of guarantees or standby letters of credits, subject to the Creditor’s disbursement date; the same below). The term of guarantee under each Principal Contract shall start upon the expiration of the debt performance term prescribed under such Principal Contract (or the Creditor’s disbursement date) until two years after the expiration of the last debt performance term among all the Principal Contracts (or the Creditor’s disbursement date).

In case the Debtor is allowed to repay debts by installments under any Principal Contract, the term of guarantee for each installment of debts under such Principal Contract shall be calculated respectively, with the term of guarantee for each installment of debts starting upon the expiration of the debt performance term of such installment (or the Creditor’s disbursement date) and ending at two years after the expiration of the debt performance term of the last installment of debts (or the Creditor’s disbursement date).

In case the Creditor declares early expiration of debt performance term under any Principal Contract, the declared early expiration date shall be deemed as the expiration date of the debt performance term.

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2.4                                 According to Article 5 of the PRC Guarantee Law, the parties to this Contract hereby agree as follows: this Contract shall be independent of each Principle Contract. The invalidity of any Principle Contract or the terms thereto shall not affect the validity of this Contract. The Guarantor shall assume joint and several liabilities for the Debtor’s liabilities to make repayment or compensation after the corresponding Principal Contract becomes null and void.

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Article 3.                                            GUARANTOR’S REPRESENTATIONS AND WARRANTIES

3.1                                 The Guarantor has the civil right capacity and the complete civil conduct capacity (if the Guarantor is a natural person) / the Guarantor is legally established and duly existing and has all the necessary capacity and rights (if the Guarantor is not a natural person) to perform the obligations under this Contract and assume civil liabilities in its own name.

3.2                                 It is Guarantor’s true intention to execute and perform this Contract, the necessary consents, approvals and authorizations for which have been obtained, and there are no underlying legal flaws.

3.3                                 All the documents, data and information provided by the Guarantor to the Creditor in the process of execution and performance of this Contract are true, accurate, complete and effective.

3.4                                 Upon execution of this Contract, the Debtor is not the Guarantor’s shareholder or “actual controlling party” as defined in the Company Law.

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Article 4.                                            GUARANTOR’S OBLIGATIONS

4.1                                 When the Debtor fails to timely and fully repay all or part of the debts, principals of the financing funds or the Creditor’s disbursement or the corresponding interests thereof under any Principle Contract, the Guarantor shall unconditionally and promptly pay all the due payable amounts owed by the Debtor to the Creditor.

The Guarantor agrees that if a Principal Contract is under concurrent mortgage or pledge security provided by the Debtor or a third party, the Creditor shall be entitled to determine the sequence of creditor’s rights at its own discretion and require the Guarantor to promptly pay all the due payable amounts owed by the Debtor without first exercising its rights over the security interests. In case that the Creditor waives the security interests or its right sequence, or alters the security interests, the Guarantor shall still assume the guarantee liabilities as prescribed under this Contract without any exemption.

4.2                                 The Guarantor shall cooperate with the Creditor in terms of the supervision and inspection of the Guarantor’s income and credit status (if the Guarantor is a natural person) / operational and financial status (if the Guarantor is not a natural person), and shall timely provide all the financial statements and other data and information requested by the Creditor, and shall ensure that the documents, data and information being provided are true, complete and accurate.

4.3                                 The Guarantor shall give a written notice to the Creditor at least thirty days before the occurrence of any of the following situations, and before all the creditor’s rights under each Principal Contract have been realized, the Guarantor shall not take any of the following actions unless it has obtained written approval from the Creditor:

(1)                                  The Guarantor sells, gives as a gift, rents, lends, transfers, mortgages, pledges or otherwise disposes of its major assets and all or the majority of its assets;

(2)                                  There are material changes to the Guarantor’s operational system or ownership structure, including but not limited to contract operation, lease, joint operation, corporate system reform, joint-stock reform, business sale, merger (consolidation), equity (cooperative) joint venture, division, establishment of subsidiary, equity transfer, capital decrease, etc.

4.4                                 The Guarantor shall give a written notice to the Creditor within seven days upon the occurrence or possible occurrence of any of the following situations:

(1)                                  The Guarantor amends the articles of association, changes the items registered with the Administration for Industry and Commerce, such as the enterprise name, legal representative, residence, mailing address or scope of business, or makes major decisions that will have substantial impact on its finance or personnel;

(2)                                  The Guarantor intends to file for bankruptcy or the Creditor has filed or may file for bankruptcy for the Guarantor;

(3)                                  The Guarantor is involved in material litigation, arbitration or administration measures, or its major assets have been imposed with enforcement measures, such as property preservation;

(4)                                  The Guarantor provides guarantee for any third party, which will have material adverse impact on its economic and financial position or its ability to perform its obligations under this Contract;

(5)                                  The Guarantor enters into any contracts that will have material impact on its operational and financial position;

(6)                                  The Guarantor is faced with production stoppage, business discontinuation, dissolution, close-down for rectification, annulment or revocation of business license;

(7)                                  The Guarantor or its legal representative (officer in charge) or its key management personnel is in violation of laws and regulations or the applicable stock exchange rules;

(8)                                  The Guarantor undergoes serious operational difficulties or deterioration of financial position or other incidents that have negative impact on the Guarantor’s operational and financial position, the ability to repay debts or its economic status;

(9)                                  There are major changes to the Guarantor’s employment or income, or there are changes to its residence or other way of contact (if the Guarantor is a natural person).

4.5                                 The Guarantor shall not exercise its right of recourse arising out of the performance of this Contract against the Debtor or other guarantors until the Debtor has settled all the debts under each Principal Contract with the Creditor.

4.6                                 If the Debtor becomes the Guarantor’s shareholder or actual controlling party before the Debtor has repaid all the debts under each Principal Contract, the Guarantor shall promptly notify the Creditor of the same and provide the resolution of shareholder’s meeting (general meeting of shareholders) regarding the consent to provide guarantee.

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Article 5.                                            AGREEMENT ON DEDUCTION AND TRANSFER

5.1                                 The Guarantor authorizes that when the Debtor or the Guarantor has any payable debts become due, the Creditor is entitled to deduct and transfer corresponding amounts from any of the Guarantor’s accounts opened with the Bank of Communications for the purpose of debt settlement.

5.2                                 After such deduction and transfer, the Creditor shall notify the Guarantor of the account number, contract number, amount of deduction and the amount of remaining debts.

5.3                                 When the deducted and transferred amount does not suffice for the settlement of all the debts, such amount shall first be used to repay the due payable costs, and further used in the following way as agreed:

(1)                                  In terms of loans (personal loans excluded) or trade finance (export factoring excluded), where the principals and interests are overdue for less than 90 days, the remaining amount after repaying the due payable costs will first be used to repay the due payable interests or penalty interests or compound interests, and then used to repay the due payable principals; where the principals and interests are overdue for 90 days or more, the remaining amount after repaying the due payable costs will first be used to repay the due payable principals, and then be used to repay the due payable interests or penalty interests or compound interests.

(2)                                  In terms of issuing the bank’s acceptance bills, letters of credits, letters of guarantee, and export factoring, etc., the remaining amount after repaying the due payable costs will first be used to repay the due payable principals, and then be used to repay the due payable interests or penalty interests or compound interests.

(3)                                  In terms of personal loans, the sequence of settlement shall be in accordance with the provisions of the Principal Contract.

5.4                                 Where the currency of the deducted amount is different from the currency of the payable debts, the amount of payable debts shall be converted based on the foreign exchange rate published by the Bank of Communications upon deduction.

Article 6.                                            DISPUTE RESOLUTION

Any dispute arising out of this Contract shall be referred to the competent court in the locality of the Creditor. Within the duration of any dispute, both parties shall continue to perform the provisions that are not involved in such dispute.

Article 7.                                            MISCELLANEOUS

7.1                                 The Creditor shall not assume any obligations to provide credit facilities to the Debtor as a result of this Contract.

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7.2                                 When the Guarantor commits certain misconducts, such as evading from the Creditor’s supervision, default in repayment of guaranteed debts, intentional debt dodging, etc., the Creditor shall be entitled to report such misconducts to the relevant authorities and publicize such misconducts on news media.

7.3                                 This Contract shall take effect upon the satisfaction of all the following conditions: (1) the Guarantor’s legal representative (officer in charge) or authorized representative has signed (or sealed) this Contract and affixed the company seal; or where the Guarantor is a natural person, the Guarantor has signed this Contract; (2) the Creditor’s officer in charge or authorized representative has signed (or sealed) this Contract and affixed the company seal.

7.4                                 This Contract shall have four original copies, with the Guarantor and the Debtor each holding one copy and the Creditor holding two copies.

Article 8.                                            OTHER AGREED MATTERS

None.

The Guarantor has read through all the provisions set out above, and the Creditor has made explanations as required by the Guarantor. The Guarantor has no objections or questions with regard to any provisions set out above.

Guarantor (Company Seal/Signature)	Creditor (Company Seal)
[Company’s seal affixed]	[Company’s seal affixed]

Legal Representative (Officer in Charge) or Authorized Representative	Officer in Charge or Authorized Representative

(Signature or Seal)	(Signature or Seal)
/s/ Chuanzhi Liu	/s/ Wu Lin

Signing Date: 22 November 2010	Signing Date: 22 November 2010